Exhibit 4(a)



                       ENERGEN CORPORATION



                               and



                       THE BANK OF NEW YORK


                             Trustee




                   FIRST SUPPLEMENTAL INDENTURE


                  Dated as of September 5, 1997






                           $20,000,000


                          8% Debentures
                       Due February 1, 2007




          THIS FIRST SUPPLEMENTAL INDENTURE dated as of September
5, 1997, between ENERGEN CORPORATION, an Alabama corporation
("Corporation"), and THE BANK OF NEW YORK, a New York banking corporation ("Trustee"),

                       W I T N E S S E T H:

          WHEREAS, the Corporation and Boatmen's Trust Company, a Missouri corporation ("Boatmen's"), have heretofore executed and delivered that certain Indenture, dated as of January 1, 1992 (the "1992 Indenture"), pursuant to which the Corporation's 8% Debentures Due February 1, 2007 (the "Debentures") were issued; and

          WHEREAS, the Trustee has succeeded Boatmen's as the trustee under the Indenture pursuant to Section 8.09 of the Indenture; and

          WHEREAS, the Corporation has requested that the 1992
Indenture be amended in certain respects as more fully set forth herein (the "Amendments") and solicited the written consent of the Holders of the Debentures to the Amendments; and

          WHEREAS, there is presently outstanding $18,704,000 principal amount of the Debentures; and

          WHEREAS, in accordance with Section 10.01 of the 1992
Indenture, approval of the Amendments requires the written consent of the Holders of greater than $9,352,000 principal amount of the Debentures; and

          WHEREAS, the Holders of greater than $9,352,000 principal amount of the Debentures have consented in writing to the Amendments; and

          WHEREAS, the Corporation and the Trustee desire to execute and deliver this First Supplemental Indenture to the 1992
Indenture to evidence the Amendment of the 1992 Indenture;

          NOW, THEREFORE, in consideration of the foregoing premises and covenants and for other good and valuable consideration, each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Debentures:

          Section 1. Definitions. Except as provided herein, all definitions of terms contained in Section 1.01 and Section
1.02 of the 1992 Indenture are incorporated herein by reference.

          Section 2.  Amendment of 1992 Indenture.

          (a)  Elimination of Section 5.05 of the 1992 Indenture.
The 1992 Indenture is hereby amended by deleting Section 5.05 of the 1992 Indenture in its entirety.

          (b)   Addition of Article IV-A to the 1992 Indenture.
The 1992 Indenture is hereby amended by adding thereto following
Article IV thereof a new Article IV-A, which shall read as follows:


                           ARTICLE IV-A

                     EFFECT OF RATING DECLINE

     Section 4A-01. Definitions. For purposes of this Article, the following terms shall have the meanings set forth in this
Section 4A.01:

          "Lowest Investment Grade" shall mean a rating of BBB-by S&P, Baa 3 by Moody's or the equivalent of such rating by any other Rating Agency; if either S&P or Moody's should modify its rating categories, "Lowest Investment Grade" with respect to such agency shall be the rating generally recognized as the lowest investment grade rating by such agency.

          "Debentures to be Redeemed" means all of the Debentures then outstanding in the case of a Mandatory Repurchase Event, or all Debentures as to which a proper and timely Exercise Notice has been given in the case of a Put Event.

          "Exercise Notice" shall mean a notice in writing by a Holder of such Holder's exercise of a Put Right as provided in
Section 4A.02.

          "Mandatory Repurchase Event" shall mean either (i) a rating of the Debentures by one or more Rating Agencies that is lower than the Lowest Investment Grade, or (ii) failure of the Corporation to obtain a rating for the Debentures from a Rating Agency within 60 days following any date on which the Debentures are not rated by at least one Rating Agency.

          "Moody's" shall mean Moody's Investors Service, Inc.
and its successors.

          "Put Event" shall mean a rating of the Debentures by one or more Rating Agencies at the Lowest Investment Grade.

          "Put Right" shall mean the right of a Holder to have such Holder's Debentures redeemed following a Put Event.

          "Rating Agency" shall mean Moody's or S&P, or if neither Moody's nor S&P shall make a rating on the Debentures publicly available, a nationally recognized securities rating agency or agencies, as the case may be, selected by the Corporation which shall be substituted for Moody's and S&P.

          "Repurchase Date" shall mean the date that is 100 days after the public notice of the occurrence of a Put Event or a Mandatory Repurchase Event, and thereafter, in the case of a Put Event, each February 1 and August 1 occurring more than 100 days after a Put Event (each such February 1 and August 1, a "Subsequent Repurchase Date"), unless, on the 70th day prior to any such Subsequent Repurchase Date, the Debentures are rated by all Rating Agencies higher than the Lowest Investment Grade.

          "Repurchase Price" with respect to any Debenture shall mean the following prices (expressed as percentages of principal amount of the Debentures), plus accrued interest to the Repurchase Date:

          If redeemed during the 12-month period beginning
          February 1:

                 Year                 Percentage
                 1997                     103%
                 1998                     103%
                 1999                     102%
                 2000                     101%
                 2001 until maturity      100%

          "S&P" shall mean Standard & Poor's Corporation and its successors.

     Section 4A.02. Put Right of Holders Upon a Put Event. In the event that there occurs at any time a Put Event, each Holder of the Debentures shall have the Put Right, at the Holder's option and in the manner set forth in Section 4A.07, to require the Corporation to redeem all or any part of such Holder's Debentures on each Repurchase Date at the Repurchase Price; provided, however, that Debentures redeemed in part will be redeemed only in integral multiples of $1,000 principal amount.

     Section 4A.03. Redemption of Debentures upon a Mandatory Repurchase Event. In the event there occurs at any time a Mandatory Repurchase Event, the Debentures shall be redeemed in full by the Corporation on the Repurchase Date at the Repurchase Price.

     Section 4A.04. Notice to Trustee. On or before the twenty-eighth day after the occurrence of a Put Event or a Mandatory
Repurchase Event, the Corporation shall notify the Trustee of such event.

     Section 4A.05. Notice to Holders. Notice of each Repurchase Date with respect to the Debentures shall be given or caused to be given by the Corporation to each Holder of the Debentures on or before the thirty-third day after the occurrence of a Mandatory Repurchase Event or a Put Event and not less than 60 days prior to each Subsequent Repurchase Date in the case of a Put Event.

     The notice as to Repurchase Date shall describe briefly the Put Event or the Mandatory Repurchase Event, as the case may be, and the rights of the Holders resulting therefrom and shall state:

          (a)   The Repurchase Date;
          (b)   the Repurchase Price;
          (c) the place or places where such Debentures are to be surrendered for payment of the Repurchase
                Price; and
          (d)   in the case of a Put Event:

             (1)    the date by which Debentures are to be
                    surrendered in order to be repurchased;
             (2)    a description of the procedure which a Holder
                    must follow to exercise a Put Right; and
             (3)    that exercise of the option to elect
                    redemption is irrevocable.

     At the Corporation's request, the Trustee shall give notice of the Repurchase Date in the Corporation's name and at its expense.

     No failure of the Corporation to give the foregoing notice shall limit any Holder's right to exercise a Put Right or to have such Holder's Debentures redeemed following a Mandatory
Repurchase Event.

     Section 4A.06. Deposit of Repurchase Price. By the Repurchase Date, the Corporation shall deposit with the Paying Agent an amount of money sufficient to pay the Repurchase Price of the Debentures which are to be redeemed on that date. Principal and interest on the Notes to be redeemed shall be considered paid on the Repurchase Date if the Trustee or any Paying Agent holds on the Repurchase Date money sufficient to pay all principal and interest then due.

     Section 4A.07. Exercise of Put Right by Holder. To exercise the Put Right set forth in Section 4A.02, the Holder of such Debentures must deliver at least thirty days prior to the applicable Repurchase Date the Exercise Notice to the Trustee together with the Debentures with respect to which the Put Right is being exercised, duly endorsed for transfer. If any Debenture so delivered is, at the option of the Holder, to be redeemed only in part, such Exercise Notice from the Holder shall state the principal amount of the Debenture which is to be redeemed. The written notice given by any Holder pursuant to this Section 4A.07 shall be irrevocable.

     If the Debentures are in the form of a Global Security at the time a Put Right is exercised, the Exercise Notice may be made by delivering such notice to the Depository, in the case of a Participant which is the Beneficial Owner of an interest in such Global Security, or to the Participant through whom the Beneficial Owner owns such interest, in form satisfactory to the Participant, in either case in sufficient time for the Exercise Notice to be delivered to the Depository (in the case of a Beneficial Owner which is not a Participant) and by the Depository to the Trustee. The Exercise Notice shall specify the principal amount of the interest in the Global Security to be redeemed. An Exercise Notice in form satisfactory to a Participant, together with certification by the Participant that it holds the interest on behalf of the Person giving the Exercise Notice, shall be provided to the Depository by a Participant and the Depository will forward the Exercise Notice to the Trustee. Exercise Notices shall be in form satisfactory to the Trustee. The Company will have no obligation to redeem an interest in the Global Security as to which the Exercise Notice is not delivered to the Trustee by the Depository at least thirty days prior to the applicable Repurchase Date.

     Section 4A.08. Debentures Payable on Repurchase Date. The Debentures so to be redeemed shall, on the applicable Repurchase Date, become due and payable at the Repurchase Price applicable thereto and from and after such date (unless the Corporation shall default in the payment of the Repurchase Price) such Debentures shall cease to bear interest. Upon surrender of any such Debenture for redemption, such Debenture shall be paid by the Corporation at the Repurchase Price, provided, however, that installments of interest payable on or prior to such Repurchase Date shall be payable to the Holders of such Debentures registered as such at the close of business on the relevant record date for payment of such interest according to their terms. If any Debentures shall not be paid upon surrender thereof for redemption, the principal shall, until paid, bear interest from the Repurchase Date at the rate prescribed therefor in such Debentures.

     Section 4A.09. Debentures Redeemed in Part. In the case of a Put Event, any Debenture which at the option of the Beneficial Owner is to be redeemed only in part shall be surrendered to the Trustee (with, if the Corporation or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Corporation and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Corporation shall execute, and the Trustee shall authenticate and deliver to the Holder of such Debenture without service charge, a new Debenture or Debentures, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Debenture so surrendered.

     Section 4A.10. Substitute Rating Agency. Should either S&P or Moody's or both cease to rate the Debentures, the Corporation shall, as soon as practicable but in any event not more than 60 days thereafter, obtain a rating for the Debentures by another Rating Agency.

          Section 3. Confirmation of 1992 Indenture. All the terms, covenants, and conditions of the 1992 Indenture, as amended hereby, are hereby in all respects ratified and confirmed, and the 1992 Indenture as so amended shall continue in full force and effect.


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          IN WITNESS WHEREOF, the Corporation has caused this
First Supplemental Indenture to be executed in its corporate name and on its behalf by its executive vice president and treasurer and its corporate seal to be hereunto affixed and attested by its assistant secretary, and the Trustee has caused this First Supplemental Indenture to be executed in its corporate name and on its behalf by a duly authorized officer, and the Corporation and the Trustee have caused this instrument to be dated as of September 5, 1997.



Dated: September 12, 1997         ENERGEN CORPORATION
                                     ("Corporation")

(SEAL)                         By  /s/ G.C. Ketcham
                                 Its Executive Vice President
                                   and Treasurer

Attest  /s/ J.D. Woodruff
   Its Assistant Secretary


Dated: September 24, 1997         THE BANK OF NEW YORK
                                       ("Trustee")

                                 By  /s/ Marie Trimboli
                                 Its Assistant Treasurer

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